As filed with the Securities and Exchange Commission

On August 6, 2004

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ELECTRONIC ARTS INC.

Delaware	94-2838567
(State of Incorporation)	(IRS employer identification no.)

209 Redwood Shores Parkway

Redwood City, CA 94065

(Address of Principal Executive Offices)

2000 Equity Incentive Plan, as amended

2000 Employee Stock Purchase Plan, as amended

(Full Title of the Plan)

STEPHEN G. BENÉ

Vice President, Acting General Counsel and Secretary

209 Redwood Shores Parkway

Redwood City, CA 94065

(650) 628-1500

(Name, address and telephone number of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Proposed Maximum Amount to be Registered	Proposed Maximum Offering Price Per Share	Aggregate Offering Price		Amount of Registration Fee
Common Stock ($0.01 par value)	12,500,000	49.42	$617,750,000	(1)	$78,269	(2)

(1)	Includes 11,000,000 shares available for issuance under the 2000 Equity Incentive Plan, as amended, and 1,500,000 shares available for grant under the 2000 Employee Stock Purchase Plan, as amended, each as of July 29, 2004.

(2)	Calculated solely for the purpose of determining the amount of the Registration Fee pursuant to Rule 457(c) on the basis of the average of the high and low trading prices of Registrant’s Common Stock on August 2, 2004.

STATEMENT PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E, the contents of Registrant’s Form S-8 Registration Statement, No. 333-39432, filed on June 16, 2000; Registrant’s Form S-8 Registration Statement, No. 333-44222, filed on August 21, 2000; Registrant’s Form S-8 Registration Statement, No. 333-67430, filed on August 13, 2001; Registrant’s Form S-8 Registration Statement, No. 333-99525, filed on September 13, 2002; and Registrant’s Form S-8 Registration Statement, No. 333-107710, filed on August 6, 2003 are hereby incorporated by reference.

ITEM 5.         EXPERTS.

The validity of the issuance of the shares of Common Stock offered hereby will be passed upon for the Registrant by Stephen G. Bené, Vice President, Acting General Counsel and Secretary of the Registrant.

ITEM 8.         EXHIBITS

4.01	Registrant’s 2000 Equity Incentive Plan, as amended, (the “Plan”) and related documents

4.02	Registrant’s 2000 Employee Stock Purchase Plan, as amended, (the “ESPP Plan”) and related documents

5.01	Opinion of General Counsel regarding legality of the securities being issued.

15.01	Letter re: Unaudited Interim Financial Information

23.01	Consent of General Counsel (included in Exhibit 5.01)

23.02	Consent of Independent Registered Public Accounting Firm

24.01	Power of Attorney (see page II-1)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each individual and corporation whose signature appears below constitutes and appoints Warren C. Jenson and Kenneth A. Barker and each of them, his or its true and lawful attorneys-in-fact and agents with full power of substitution, for him or it and in his or its name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement of Form S-8, and to file the same with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or it might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Redwood City, State of California, on this 6th day of August, 2004.

ELECTRONIC ARTS INC.

By:	/s/ STEPHEN G. BENÉ
Stephen G. Bené, Esq. Vice President, Acting General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date
Chief Executive Officer:

/s/ LAWRENCE F. PROBST III Lawrence F. Probst III	Chairman and Chief Executive Officer	August 6, 2004

Principal Financial Officer:

/s/ WARREN C. JENSON Warren C. Jenson	Exec. Vice President, Chief Financial and Administrative Officer	August 6, 2004

Principal Accounting Officer:

/s/ KENNETH A. BARKER Kenneth A. Barker	Vice President, Chief Accounting Officer	August 6, 2004

Directors:

/s/ M. RICHARD ASHER M. Richard Asher	Director	August 6, 2004

/s/ WILLIAM J. BYRON William J. Byron	Director	August 6, 2004

/s/ LEONARD S. COLEMAN Leonard S. Coleman	Director	August 6, 2004

/s/ GARY M. KUSIN Gary M. Kusin	Director	August 6, 2004

/s/ GREGORY B. MAFFEI Gregory B. Maffei	Director	August 6, 2004

/s/ TIMOTHY J. MOTT Timothy J. Mott	Director	August 6, 2004

/s/ ROBERT W. PITTMAN Robert W. Pittman	Director	August 6, 2004

/s/ LINDA J. SRERE Linda J. Srere	Director	August 6, 2004

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INDEX TO EXHIBITS

Exhibit Number	Description
4.01	Registrant’s 2000 Equity Incentive Plan as amended, (the “Equity Plan”) and related documents

4.02	Registrant’s 2000 Employee Stock Purchase Plan as amended, (the “ESPP Plan”) and related documents

5.01	Opinion of General Counsel regarding legality of the securities being issued

15.01	Letter re: Unaudited Interim Financial Information

23.01	Consent of General Counsel (included in Exhibit 5.01)

23.02	Consent of Independent Registered Public Accounting Firm

24.01	Power of Attorney (see page II-1)